Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291505

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 26, 2025)

Sports Entertainment Gaming Global Corporation

Up to $5,572,584

On February 18, 2026, we entered into a certain Equity Distribution Agreement (“ATM Agreement”) with Dawson James Securities, Inc. as sales agent (“Dawson”) relating to the “at-the-market” sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $5,572,584 from time to time through or to Dawson, acting as our sales agent or principal. This prospectus supplement amends and restates in its entirety the prospectus supplement dated February 9, 2026, filed in connection with the common stock offered pursuant to the terms of the ATM Agreement to which this prospectus supplement relates.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, Dawson may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. If we and Dawson agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Dawson is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between us and Dawson. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Compensation to Dawson for sales of common stock sold pursuant to the ATM Agreement will be equal to up to 3.0% of the gross proceeds of any shares of common stock sold under the ATM Agreement, in addition to the reimbursement of certain expenses. In connection with the sale of our common stock on our behalf, Dawson will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Dawson will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Dawson with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” on page S-9.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “SEGG.” On February 6, 2026, the last reported sale price of our common stock on Nasdaq was $1.21 per share.

As of February 18, 2026, the aggregate market value of the voting and non-voting common equity held by non-affiliates, our public float, was approximately $23.6 million, based on 12,643,447 shares of outstanding common stock as of February 18, 2026, of which 10,673,191 shares were held by non-affiliates, and at a price of $2.21 per share, the closing sale price of our common stock on January 21, 2026, which is the highest closing sale price of our common stock on Nasdaq within the prior 60 days of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold approximately $2.3 million of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc.

The date of this prospectus supplement is February 18, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form S-3 (File No. 333-291505) that the SEC declared effective on November 26, 2025. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Sports Entertainment Gaming Global Corporation, a Delaware corporation.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus supplement and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	our inability to compete with other forms of entertainment for consumers’ discretionary time and income;

●	our inability to attract and retain users;

●	our inability to successfully acquire and integrate new operations;

●	our inability to profitably expand into new markets;

●	changes in applicable laws or regulations;

●	the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of our business;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Sports Entertainment Gaming Global Corporation may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	the risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

●	other factors detailed under the section entitled “Risk Factors”; and

●	other factors beyond our control. The availability of financing opportunities, risks associated with economic conditions, dependence on management and conflicts of interest;

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page S-5 of this prospectus supplement, in our most recent Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or accompanying prospectus are based on information available to us on the date of this prospectus supplement, the accompanying prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Sports Entertainment Gaming Global Corporation,” “we,” “our,” “us” and other similar terms refer to Sports Entertainment Gaming Global Corporation and our consolidated subsidiaries.

Overview

Sports Entertainment Gaming Global Corporation (formerly Lottery.com Inc. and before that Trident Acquisitions Corp) (“TDAC”, “Lottery.com” “SEGG Media” or “the Company”), was formed as a Delaware corporation on March 17, 2016. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”). Following the closing of the Business Combination (the “Closing”) we changed our name from “Trident Acquisitions Corp.” to “Lottery.com Inc.” and the business of AutoLotto became our business. In connection with the Business Combination the Company moved its headquarters from New York, New York to Texas. In July 2025, the Company began doing business as Sports Entertainment Gaming Global Media Corporation (“SEGG Media”). The name change is reflective of the Company’s shift to focusing on providing products, content and services in three verticals: sports, entertainment, and gaming.

The Company owns and operates three premium domain brands: Sports.com, Concerts.com, and Lottery.com representing the Company’s three operating focuses: Sports, Entertainment, and Gaming, as described below.

S-1

Lines of Business

Sports (Sports.com)

Sports.com is a next-generation global sports streaming and content platform designed to meet the evolving demands of digital audiences. Focused on delivering premium short-form video, curated articles, and eventually live event coverage, the platform combines mobile-first accessibility, AI-driven personalization, and community engagement to create a unified experience for fans worldwide.

The business launched with an ad-supported freemium model and scale toward subscription and pay-per-view offerings upon achieving key user milestones. Initial target markets include the United States, Latin America (LATAM), India, and the Gulf Cooperation Council (GCC) regions with fast-growing streaming adoption and underserved sports segments. The platform will also build strategic partnerships with regional sports leagues, influencers, and brands to accelerate content acquisition and market penetration.

Additionally, the Company will develop, produce and distribute compelling sports-focused films, docuseries, and premium digital content. This new arm of the business will serve as the cornerstone of the Company’s global expansion into entertainment media and immersive storytelling.

The Company has two wholly-owned subsidiaries to support the operations of the Sports-related activities: Sports.com Media Group Ltd and Sports.com Studios Limited.

Entertainment (Concerts.com and TicketStub.com)

The Company’s majority owned subsidiary, DotCom Ventures, Inc., operates two brands to support the operations of entertainment-related activities: Concerts.com and TicketStub.com.

The Company is pursuing multiple revenue models in the entertainment vertical. Through TicketStub.com, the Company has a platform which allows it to generate revenue via direct-to-consumer ticket sales and through affiliate commissions with both first and second tier ticketing services. Concerts.com will focus on delivering free and subscription-based content related to the music industry. Features will include live and recorded concert streaming, music instruction, a licensed and fan-produced merchandise marketplace, and entertainment news.

Gaming (Lottery.com)

The Company has an independent third-party lottery game service. It offers multiple gaming platforms to enable the remote purchase of legally sanctioned lottery and sweepstakes games in the U.S. and abroad (the “Platforms”). The Company’s revenue generating activities are focused on (i) offering the Platforms via apps and websites to users located in the U.S. and international jurisdictions where the sale of lottery and sweepstakes games is legal and our services are enabled for the remote purchase of legally sanctioned games (our “B2C Platform”); (ii) delivering global lottery data, such as winning numbers and results, and sports data, such as scores and statistics, to commercial digital subscribers and providing access to other proprietary, anonymized transaction data pursuant to multi-year contracts (“Data Service”); and (iii) transitioning Lottery.com into a high-authority, content-rich website that provides comprehensive information about lotteries, including results, analysis, comparisons, tools, and regulatory context and driving revenue through a Cost-per-Acquisition (CPA) or Revenue-Share model with third-party partners. The Company also plans to license the lottery.com domain name and certain technology on a country-by-country basis to certain qualified operators within each country, which will result in new and increased revenue to the Company for assets it already owns in the gaming space.

As a provider of lottery products and services, the Company is required to comply with, and its business is subject to, regulation in each jurisdiction in which the Company offers the B2C Platform. In addition, it must also comply with the requirements of federal and other domestic and foreign regulatory bodies and governmental authorities in jurisdictions in which the Company operates or with authority over its business. The Company’s business is additionally subject to multiple other domestic and international laws, including those relating to the transmission of information, privacy, security, data retention, and other consumer focused laws, and, as such, may be impacted by changes in the interpretation of such laws.

S-2

Recent Developments

On January 27, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the corporation from Lottery.com Inc. to Sports Entertainment Gaming Global Corporation. The name change became effective upon filing on January 27, 2026.

On January 26, 2026, the Company entered into a Termination Agreement (the “Termination Agreement”) with Evergreen Capital Management, LLC (“Evergreen”), pursuant to which the Company and Evergreen agreed to terminate (i) the Senior Secured Convertible Promissory Note originally issued on December 2, 2025, as amended, and (ii) the related Securities Purchase Agreement dated December 2, 2025. The termination became effective upon delivery of the shares of common stock issued pursuant to Conversion Notice #7, dated January 13, 2026. As a result of the termination, the promissory note and securities purchase agreement are null and void and of no further force or effect, and no further amounts are due or payable by either party thereunder.

On January 20, 2026, the Company completed a registered direct offering of 2,449,857 shares of common stock at an offering price of $0.70 per share resulting in gross proceeds to the Company of approximately $1.7 million.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under applicable SEC regulations. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus.

We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our third fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Sports Entertainment Gaming Global Corporation (formerly Lottery.com Inc. and before that Trident Acquisitions Corp) (“TDAC”, “Lottery.com”. “SEGG Media” or “the Company”), was formed as a Delaware corporation on March 17, 2016. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”). Following the closing of the Business Combination (the “Closing”) we changed our name from “Trident Acquisitions Corp.” to “Lottery.com Inc.” and the business of AutoLotto became our business. In connection with the Business Combination the Company moved its headquarters from New York, New York to Texas. In July 2025, the Company began doing business as SEGG Media Corporation. The name change is reflective of the Company’s shift to focusing on market segments in sports, entertainment, and gaming.

The Company owns and operates three premium domain brands: Sports.com, Concerts.com, and Lottery.com representing the Company’s three operating focuses: Sports, Entertainment, and Gaming.

Our principal executive office is located at 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109, and our phone number is (737) 787-3798. Our principal website address is www.seggmediacorp.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

S-3

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $5,572,584 pursuant to the ATM Agreement.

Manner of the Offering

“At the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act that may be made from time to time through or to Dawson as sales agent or principal. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Common Stock Currently Outstanding	12,643,447

Common Stock to Be Outstanding Immediately Following This Offering	Up to 6,022,797 shares of our common stock, assuming sales at a price of $1.21 per share, which was the closing price on Nasdaq on February 6, 2026. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering. Issuances will not exceed our total authorized number of shares of common stock, which is 500,000,000 as of the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering, for working capital, potential acquisitions, and general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

National securities exchange listing	Our common stock is currently listed on the Nasdaq Global Market under the symbol “SEGG”.

The number of our common stock to be outstanding after the offering will be 18,666,244, which is based on 12,643,447 shares of our common stock outstanding as of February 9, 2026, plus 6,022,797 additional shares sold under the offering of this prospectus supplement and excludes:

●	105,000 shares of our common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $19.50 per share; and

●	1,058,558 shares of our common stock issuable upon the exercise of outstanding warrants, some of which are pre-funded, at a weighted average exercise price of $13.70 per share.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2024, or any Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Our business is subject to a number of risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this summary. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

●	We have a history of operating losses;
●	The findings of the previously disclosed Internal Investigation and other matters have exposed us to a number of legal proceedings, investigations and inquiries, resulted in significant legal and other expenses, and required significant time and attention from our senior management, among other adverse impacts;
●	We have been named as a defendant in a number of lawsuits filed by purchasers of our securities, including class action lawsuits that could have a material adverse impact on our business, financial condition, results of operation and cash flows, and our reputation;
●	The effective price per share of Common Stock potentially sold will have an immediate and substantial dilution for our outstanding shares of common stock. Furthermore, if outstanding options, warrants or notes are exercised or converted, as applicable, shareholders could experience further dilution. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors;
●	Matters relating to or arising from the filing of restated financial statements and reports on Form 10-K in 2021 and certain 10-Q’s in 2022, the investigations and regulatory inquiries, including adverse publicity connected to these matters as well as other concerns, coupled with potential concerns from our users, customers or others with whom we do business, have had and could continue to have an adverse effect on our business and financial condition.
●	In July 2022, the Company furloughed the majority of its employees and suspended lottery game sales operations after determining that it did not have sufficient financial resources to fund its operations or pay certain existing obligations, including payroll and related obligations. As a result, the Company may not be able to continue as a going concern;
●	We need to continue to strengthen and maintain an effective system of internal controls;
●	We may be unable to continue to use the domain names that we use in our business, as well as our other intellectual property, or to prevent third parties from acquiring and using domain names or trademarks and other intellectual property that infringe on, are similar to, or otherwise decrease the value of our brand, trademarks, or service marks;
●	We have significant risks relating to existing loan agreements and loan agreement warrants.
●	We rely on information technology and infrastructure for security of our products.
●	We require additional capital to fully restart our operations and may not be able to obtain sufficient additional capital to continue our operations;
●	While our subsidiaries are still operational, the Company is currently not operating in the domestic lottery courier industry but will continue to offer sweepstakes and develop a brand-affiliate model for Lottery.com in the US to complement existing international gaming operations;
●	The lottery industry is heavily regulated in the United States, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations or even face criminal or civil sanctions;
●	We may be unable to consistently retain or hire third-party suppliers or other service providers to produce our products;
●	We might depend on a limited number of partners for the majority of our revenue;
●	There may be unanticipated delays in the development and introduction of our current and future products, and we may be unable to control costs;
●	Significant competition in all areas of operation which are not limited to sports content, mobile gaming, and concert ticketing and content;
●	Risks associated with our current and potential acquisitions related to costs and integration into our product line;
●	Our stock is subject to dilution through future sale of shares or conversion of existing convertible securities;
●	A significant portion of our common stock is held by our officers and directors;
●	We depend on our management and key personnel for our success;
●	The market price for our common stock has been and may continue to be volatile;
●	Potential litigation from competitors and claims from customers;

S-5

●	Our ability to stay abreast of modified or new laws and regulations applying to our business; and
●	As the Company expands its operations into sports media, entertainment, and live-event ticketing, we will face new operational, regulatory, and competitive risks distinct from the lottery business. These include, among others, licensing and content-distribution requirements, rights-management obligations, and increased exposure to event-driven liabilities and market volatility associated with sponsorships and live-streaming. While management believes that these initiatives represent natural adjacencies to our digital platform model, there can be no assurance that such diversification will achieve expected levels of profitability or integration without unforeseen costs or regulatory constraints.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not agree with.

We currently intend to use the net proceeds of this offering, if any, for working capital, potential acquisitions, and general corporate purposes, which may include capital expenditures and business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Dawson at any time throughout the term of the ATM Agreement. The number of shares that are sold by Dawson after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Dawson. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We intend to seek to raise additional funds for our operations, to finance acquisitions or to develop strategic relationships by issuing equity or convertible debt securities in addition to the securities issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common or preferred stock. Our amended and restated certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock and 1,000,000 shares of preferred stock. Future issuances of common or preferred stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share. In addition, any newly issued preferred stock could have rights, preferences and privileges senior to those of the common stock. Those rights, preferences and privileges could include, among other things, the establishment of dividends that must be paid prior to declaring or paying dividends or other distributions to holders of our common stock or providing for preferential liquidation rights. These rights, preferences and privileges could negatively affect the rights of holders of our common stock, and the right to convert such preferred stock into shares of our common stock at a rate or price that would have a dilutive effect on the outstanding shares of our common stock.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you will experience dilution representing the difference between our net tangible book value per share and the assumed offering price. The future exercise of warrants for shares of our common stock and the exercise of outstanding stock options following the date of this prospectus supplement may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

S-6

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $5,572,584 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the ATM Agreement with Dawson.

We currently intend to use the net proceeds from this offering, if any, for working capital, potential acquisitions, and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of common stock sold in this offering and the as adjusted net tangible book value per shares of common stock after this offering.

Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock. As of September 30, 2025, our as reported net tangible book value was $3.917 million, or $0.89 per share of common stock. Between September 30, 2025 and February 9, 2026, an additional 7,519,654 shares of common stock were issued and cash of $3,753,549 was received for sales of common stock that were included in this increase to the number of shares, resulting in adjusted net tangible book value of $7,670,794 or $0.64.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock after the offering. After giving effect to the sale of 6,022,797 shares of our common stock, representing net proceeds of $5,365,407 after deducting sales agent commissions and estimated offering expenses payable by us, at an assumed offering price of $1.21 per share, the last reported sale price of our common stock on Nasdaq on February 6, 2026, but without adjusting for any other change in our net tangible book value subsequent to September 30, 2025, except for the cash received for sales of common stock, our pro forma as adjusted net tangible book value would have been $0.64 per share. This represents an immediate increase in net tangible book value on a pro forma as adjusted basis of $0.57 per share to our existing stockholders and immediate dilution of $(0.51) per share to new investors purchasing common stock at the assumed public offering price.

The following table illustrates the dilution in net tangible book value per share to new investors as of September 30, 2025:

Assumed price per share under Supplemental Prospectus	$1.21
Net tangible book value per share on September 30, 2025	$0.64
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.57
Adjusted net tangible book value per share after this offering	$0.70
Dilution in net tangible book value per share to new investors	$(0.51)

The number of our common stock to be outstanding after the offering is 18,666,244, which is based on 12,643,447 shares of our common stock outstanding as of February 9, 2026, but excludes:

●	105,000 shares of our common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $19.50 per share; and

●	1,058,558 shares of our common stock issuable upon the exercise of outstanding warrants, some of which are pre-funded, at a weighted average exercise price of $13.70 per share.

The discussion and table above assume no exercise of existing convertible debt or other outstanding warrants. To the extent that the debt is converted or other outstanding warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends or other distributions in the foreseeable future. Payment of future dividends or other distributions, if any, will be at the discretion of our board of directors, subject to applicable law, after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-7

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering Shares of Common Stock in this offering.

Common Stock

The material terms and provisions of our common stock are described in the “Description of Capital Stock” filed as Exhibit 4.2 to our Annual Report on Form 10-K/A.

S-8

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement, dated February 9, 2026 with Dawson, under which we may offer and sell up to $5,572,584 worth of shares of our common stock from time to time through Dawson acting as agent and/or principal. Sales of shares of our common stock, if any, under this prospectus supplement and accompanying prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Dawson as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. As our sales agent, Dawson will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell shares of common stock under the ATM Agreement, we will notify Dawson of the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Dawson, unless Dawson declines to accept the terms of such notice, Dawson has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Dawson under the ATM Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

Under the terms of the ATM Agreement, we may also sell shares of our common stock to Dawson as principal for its own account at prices agreed upon at the time of sale. If we sell shares of our common stock to Dawson as principal, we will enter into a separate terms agreement with Dawson.

The settlement of sales of shares between us and Dawson is generally anticipated to occur on the first trading day following the date on which the sale was made, or on some other date that is agreed upon by and between us and Dawson in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Dawson may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Dawson a commission in cash of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock through Dawson as our agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Dawson for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements not to exceed an aggregate of $50,000 in connection with quarterly diligence bring downs. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Dawson under the terms of the ATM Agreement, will be approximately $100,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Dawson will provide written confirmation to us following the close of trading on Nasdaq on each day on which shares of common stock are sold under the ATM Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through Dawson under the ATM Agreement, the net proceeds to us and the compensation paid by us to Dawson in connection with the sales of common stock.

In connection with the sale of the shares of common stock on our behalf, Dawson will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Dawson will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Dawson against certain civil liabilities, including liabilities under the Securities Act and/or the Exchange Act. We have also agreed to contribute to payments Dawson may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the ATM Agreement will terminate as permitted therein. We and Dawson may each terminate the ATM Agreement as provided therein.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

To the extent required by Regulation M, Dawson will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

S-9

Dawson and its affiliates have previously, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive customary fees. In the course of its business, Dawson may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Dawson may at any time hold long but may not hold short positions or hedge in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Dawson, and Dawson may distribute this prospectus supplement and the accompanying prospectus electronically.

Common Stock Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “SEGG.”

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by The Law Offices of Randall Lanham, Rancho Santa Margarita, CA for the Company and Dawson is being represented in connection with this offering by Nelson Mullins Riley & Scarborough LLP, Raleigh, N.C.

EXPERTS

The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years then ended have been audited by Boladale Lawal & Company, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

S-10

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed.

We have filed with the SEC, and incorporate by reference in this prospectus supplement:

●	our Annual Report on Form 10-K/A for the year ended December 31, 2024, filed with the SEC on April 22, 2025;
●	our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2025 filed with the SEC on October 15, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 19, 2025;
●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 20, 2025; and
●	our Current Reports on Form 8-K filed with the SEC on September 5, 2025, September 30, 2025, October 16, 2025, December 1, 2025, December 4, 2025, January 6, 2026, January 20, 2026, January 20, 2026, January 23, 2026, January 30, 2026; February 2, 2026; and February 10, 2026.

●	our Definitive Proxy on form DEF 14A filed with the SEC on January 29, 2026

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Sports Entertainment Gaming Global Corporation

5049 Edwards Ranch Rd., 4th Floor

Fort Worth, TX 76109

(737) 787-3798

S-11

LOTTERY.COM INC.

Up to $5,572,584

Lottery.com, Inc. (dba SEGG Media Corporation) may from time to time offer and sell common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units in one or more offerings of up to $300,000,000 in the aggregate of the securities identified herein (“Primary Offering”). In addition, this prospectus relates to one or more offerings (“Secondary Offerings); (1) the issuance by the Company of an aggregate of up to 110,000,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”), and (2) the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of: (a) shares of common stock, consisting of (i) 1,000,000 to be issued in connection with conversion of debt to equity issued and outstanding shares of common stock issued pursuant to private placements conducted in 2024 and 2025 and, (ii) 68,241 shares of common stock issuable upon exercise of Warrants related to the Share Purchase Agreement.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. We and the Selling Shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and the Selling Shareholders may sell the securities in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Shareholders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Capital Stock” for more information.

We will receive proceeds from the issuance and sale of our common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Shareholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash.

Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “SEGG”, and our public warrants are listed under the symbol “LTRYW”. On November 18, 2025, the closing price of our common stock was $1.79 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2025.

i

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “ours,” “Company,” or “Lottery.com” refer to Lottery.com Inc. and its subsidiaries.

In this document:

“Board” means the Board of Directors of Lottery.com Inc.

“Bylaws” means the Amended and Restated Bylaws adopted by Lottery.com Inc.

“Charter” means the Amended and Restated Certificate of Incorporation adopted by Lottery.com Inc.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of Lottery.com Inc.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Lottery.com” means Lottery.com Inc. (formerly known as Trident Acquisitions Corp.), a Delaware corporation, following the consummation of a business combination.

“Nasdaq” means The Nasdaq Global Market.

“Public Shareholders” means holders of common shares held by the public.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of Lottery.com. Forward-looking statements appear in a number of places in this prospectus, including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Lottery.com and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in public filings made with the SEC by Lottery.com and the following:

●	Our inability to compete with other forms of entertainment for consumers’ discretionary time and income;

●	Our inability to attract and retain users;

●	Our inability to successfully acquire and integrate new operations;

●	Our inability to profitably expand into new markets;

●	changes in applicable laws or regulations;

●	the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of our business;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	the risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

●	other factors detailed under the section entitled “Risk Factors.”

The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Lottery.com. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Lottery.com or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Lottery.com undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Lottery.com,” “we,” “our,” “us” and other similar terms refer to Lottery.com, Inc. and our consolidated subsidiaries.

General

Lottery.com Inc. (formerly Trident Acquisitions Corp) (“TDAC”, “Lottery.com”. “SEGG Media” or “the Company”), was formed as a Delaware corporation on March 17, 2016. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”). Following the closing of the Business Combination (the “Closing”) we changed our name from “Trident Acquisitions Corp.” to “Lottery.com Inc.” and the business of AutoLotto became our business. In connection with the Business Combination the Company moved its headquarters from New York, New York to Texas. In July 2025, the Company began doing business as SEGG Media Corporation. The name change is reflective of the Company’s shift to focusing on market segments in sports, entertainment, and gaming.

The Company owns and operates three premium domain brands: Sports.com, Concerts.com, and Lottery.com representing the Company’s three operating focuses: Sports, Entertainment, and Gaming.

Sports

Sports.com, a wholly owned asset of the Company, is a next-generation global sports streaming and content platform designed to meet the evolving demands of digital audiences. Focused on delivering premium short-form video, curated articles, and eventually live event coverage, the platform combines mobile-first accessibility, AI-driven personalization, and community engagement to create a unified experience for fans worldwide.

The business will launch with an ad-supported freemium model and scale toward subscription and pay-per-view offerings upon achieving key user milestones. Initial target markets include the United States, Latin America (LATAM), India, and the Gulf Cooperation Council (GCC) regions with fast-growing streaming adoption and underserved sports segments. The platform will also build strategic partnerships with regional sports leagues, influencers, and brands to accelerate content acquisition and market penetration.

Additionally, the Company will develop, produce and distribute compelling sports-focused films, docuseries, and premium digital content. This new arm of the business will serve as the cornerstone of the Company’s global expansion into entertainment media and immersive storytelling.

The Company has two wholly owned subsidiaries to support the operations of the Sports-related activities: Sports.com Media Group Ltd and Sports.com Studios Ltd.

Entertainment

The Company is pursuing multiple revenue models in the entertainment vertical. Through TicketStub.com, the Company has a platform which allows it to generate revenue via direct-to-consumer ticket sales and through affiliate commissions with both first and second tier ticketing services. Concerts.com will focus on delivering free and subscription-based content related to the music industry. Features will include live and recorded concert streaming, music instruction, a licensed and fan-produced merchandise marketplace, and entertainment news.

The Company’s majority owned subsidiary, DotCom Ventures, Inc., operates two brands to support the operations of entertainment related activities: TicketStub.com and Concerts.com.

Gaming

The Company is an independent third-party lottery game service. It offers a platform that it developed and operates to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). The Company’s revenue generating activities are focused on (i) offering the Platform via mobile applications and our websites to users located in international jurisdictions where the sale of lottery games is legal and our services are enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) delivering global lottery data, such as winning numbers and results, and sports data, such as scores and statistics, to commercial digital subscribers and provide access to other proprietary, anonymized transaction data pursuant to multi-year contracts (“Data Service”); and (iii) transition Lottery.com into a high-authority, content-rich website that provides comprehensive information about lotteries, including results, analysis, comparisons, tools, and regulatory context and drive revenue through a Cost-per-Acquisition (CPA) or Revenue-Share model with third-party partners.

As a provider of lottery products and services, the Company is required to comply with, and its business is subject to, regulation in each jurisdiction in which the Company offers the B2C Platform or a commercial partner offers users access to lottery games through our technology platforms. In addition, it must also comply with the requirements of federal and other domestic and foreign regulatory bodies and governmental authorities in jurisdictions in which the Company operates or with authority over its business. The Company’s business is additionally subject to multiple other domestic and international laws, including those relating to the transmission of information, privacy, security, data retention, and other consumer focused laws, and, as such, may be impacted by changes in the interpretation of such laws.

The rights of holders of our Common Stock are governed by our second amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (our “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). See the sections entitled “Description of Securities.”

The mailing address of our principal executive office is 5049 Edwards Ranch, 4th Floor, Fort Worth, Texas 76109, Tel: (737) 787-3798.

3

RISK FACTORS

Our business is subject to a number of risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this summary. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

●	We have a history of operating losses;
●	The findings of the previously disclosed Internal Investigation and other matters have exposed us to a number of legal proceedings, investigations and inquiries, resulted in significant legal and other expenses, and required significant time and attention from our senior management, among other adverse impacts;
●	We have been named as a defendant in a number of lawsuits filed by purchasers of our securities, including class action lawsuits that could have a material adverse impact on our business, financial condition, results of operation and cash flows, and our reputation;
●	The effective price per share of Common Stock potentially sold will have an immediate and substantial dilution for our outstanding shares of common stock. Furthermore, if outstanding options, warrants or notes are exercised or converted, as applicable, shareholders could experience further dilution. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors;
●	Matters relating to or arising from the filing of restated financial statements and reports on Forms 10-K and 10-Q, the investigations and regulatory inquiries, including adverse publicity connected to these matters as well as other concerns, coupled with potential concerns from our users, customers or others with whom we do business, have had and could continue to have an adverse effect on our business and financial condition.
●	In July 2022, the Company furloughed the majority of its employees and suspended lottery game sales operations after determining that it did not have sufficient financial resources to fund its operations or pay certain existing obligations, including payroll and related obligations. As a result, the Company may not be able to continue as a going concern;
●	We need to implement and maintain an effective system of internal controls;
●	We may be unable to continue to use the domain names that we use in our business, as well as our other intellectual property, or prevent third parties from acquiring and using domain names or trademarks and other intellectual property that infringe on, are similar to, or otherwise decrease the value of our brand, trademarks, or service marks;
●	The Company is currently in full compliance with the continued listing standards of Nasdaq, but we may not be able to maintain full compliance with Nasdaq’s continued listing standards in the future;
●	We have significant risks relating to existing loan agreements and loan agreement warrants.
●	We rely on information technology and infrastructure for security of our products.
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We require additional capital to fully restart our operations and may not be able to obtain sufficient additional capital to continue our operations;
●	While our subsidiaries are still operational, the Company is currently not operating in the domestic lottery courier industry but will continue to offer sweepstakes and develop a brand-affiliate model for Lottery.com in the US to complement existing international gaming operations;
●	The lottery industry is heavily regulated in the United States, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations or even face criminal or civil sanctions;
●	We may be unable to consistently retain or hire third-party suppliers or other service providers to produce our products;
●	We might depend on a limited number of partners for the majority of our revenue;
●	There may be unanticipated delays in the development and introduction of our current and future products, and we may be unable to control costs;
●	Significant competition in all areas of operation which are not limited to sports content, mobile gaming, and concert ticketing and content;
●	Potential third-party infringement claims;
●	Risks associated with our current and potential acquisitions related to costs and integration into our product line;
●	We are subject to significant regulatory requirements;
●	Our stock is subject to dilution through future sale of shares or conversion of existing convertible securities;
●	A significant portion of our common stock is held by our officers and directors;
●	We depend on our management and key personnel for our success;
●	The market price for our common stock has been and may continue to be volatile;
●	Adequate protection of confidential information;
●	Potential litigation from competitors and claims from customers;
●	Our ability to adequately protect the intellectual property used to produce our products;
●	Our ability to stay abreast of modified or new laws and regulations applying to our business; and
●	As the Company expands its operations into sports media, entertainment, and live-event ticketing, we will face new operational, regulatory, and competitive risks distinct from the lottery business. These include, among others, licensing and content-distribution requirements, rights-management obligations, and increased exposure to event-driven liabilities and market volatility associated with sponsorships and live-streaming. While management believes that these initiatives represent natural adjacencies to our digital platform model, there can be no assurance that such diversification will achieve expected levels of profitability or integration without unforeseen costs or regulatory constraints.

4

THE OFFERING

We are registering: (1) the issuance by us of up to $300,000,000 in the aggregate value of the securities identified herein from time to time in one or more offerings; the issuance by the Company of an aggregate of up to 110,000,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”); (2) the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of: (a) 1,068,241 shares of common stock consisting of (i) 1,000,000 shares pursuant to private placements conducted in 2024 and 2025 and (b) 68,241 shares of common stock issuable upon exercise of Warrants related to the Share Purchase Agreement.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus.

Issuance of Common Stock

Shares of Common Stock, preferred stock, debt securities, warrants, purchase contracts or units	110,000,000 shares at prevailing market prices or negotiated prices or other securities up to $300,000,000

Use of proceeds	If fully sold, we will receive up to an aggregate of approximately $300,000,000 from the issuance of the securities. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for working capital and general corporate purposes.

Resale of shares of Common Stock

Shares of Common Stock offered by the Selling Shareholders	1,068,241 shares upon full conversion of convertible notes and exercise of warrants.

Use of proceeds	Other than possibly in connection with the exercise of warrants, we will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders.

Ticker Symbol	Our shares of Common Stock and public warrants are listed on Nasdaq under the symbol “SEGG” and “LTRYW.”

Lock-up restrictions	Certain of our Shareholders, including certain of the Selling Shareholders, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Common Stock.”

(1)	The number of shares of Common Stock issued and outstanding of Lottery.com Inc. was 5,039,652 as of November 7, 2025

5

USE OF PROCEEDS

Our offering of $300,000,000 in our securities is being made on a best-efforts basis: as if a sale of common stock, the offering price per share would be at prevailing market prices or negotiated prices. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the securities in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.” Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Amount of Securities Sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	75,000,000	150,000,000	225,000,000	300,000,000
Underwriting discounts and commissions (2)	5,250,000	10,500,000	15,750,000	21,000,000
Other offering costs and listing fees (3)	750,000	1,500,000	2,250,000	3,000,000
Net proceeds from this Offering (4)	69,000,000	138,000,000	207,000,000	276,000,000
Operations	25,530,000	51,060,000	76,590,000	102,120,000
Acquisitions (5)	8,400,000	20,400,000	30,600,000	43,200,000
Product Development (6)	11,250,000	22,500,000	33,750,000	45,000,000
General & Administrative	19,320,000	34,500,000	51,750,000	69,000,000
Additional General Working Capital	4,500,000	9,540,000	14,310,000	16,680,000

1. Expenditures for the 24 months following the completion of this offering. The expenditures are categorized by significant area of activity. The Company will hire more employees and consultants and scale up its operations based on the amount of funds it receives from this offering.

2. Consists of potential broker-dealer commissions of 7% of the offering proceeds.

3. Although not currently anticipated, consists of other potential costs of 1% of the offering proceeds.

4. At 25% of the expected amount of securities to be sold, Net Proceeds would not completely cover a full 24 months of expenditures. However, the company expects that revenue generation would be sufficient to cover the potential shortfall. At 50% or more, Net Proceeds will be sufficient to cover or exceed 24 months of expenditures. The Company reserves the right to reallocate the use of proceeds at its discretion.

5. Consideration for acquisitions is anticipated to be heavily weighted toward stock vs cash. Amounts here represent the expected cash required to complete acquisitions or to cover cash flow of acquirees before they achieve cash flow break-even.

6. Due to the uncertainties inherent in product development it is difficult to estimate with certainty the amounts of the net proceeds from this offering that may be used for product development under the company’s “buy and build” approach described elsewhere in this prospectus.

6

MANAGEMENT

Board of Directors and Management

The following persons serve as the Company’s executive officers and directors

Name	Age	Position
Executive Officers
Matthew McGahan(3)	56	President, Chief Executive Officer, Secretary and Chairperson of the Board
Robert Stubblefield	62	Chief Financial Officer
Gregory Potts	55	Chief Operating Officer

Non-Employee Directors
Warren Macal(1)	49	Director
Christopher Gooding(1)	67	Director
Paul S. Jordan(2)	65	Director
Tanner T. Hasan(3)	57	Director

Employee Directors
Marc Bircham(2)	47	Director

(1)	Class I director, with a term expiring at the annual meeting of Shareholders to be held in 2026.
(2)	Class II director, with a term expiring at the annual meeting of Shareholders to be held in 2027.
(3)	Class III director, with a term expiring at the annual meeting of Shareholders to be held in 2025.

Matthew McGahan has served as Chairman of the Board since October 2022 and is Chairman and CEO of Sports.com, its wholly owned subsidiary and a leading sports entertainment and media content platform. After serving as interim CEO of Lottery.com from July of 2023, he was appointed as CEO in December of 2023. McGahan established his Automotive Group in 1997, which emerged as one of Europe’s largest Harley-Davidson and BMW dealer Groups. His leadership propelled the company to substantial success until its sale in 2010. Through his family office established in 2015 with his father, Matt has since invested and advised businesses across a variety of sectors, including motorsports, EV, technology minerals mining, recycling, fintech, and medical research, showcasing his versatility, keen investment insight and focus on innovation and social responsibility. His ability to identify and nurture potential across a spectrum of industries has not only contributed to his personal success but has also driven innovation and growth in each of these fields. His career can be characterized as a blend of entrepreneurial success, philanthropic leadership, and strategic vision. His journey from the automotive industry to the helm of Lottery.com and Sports.com, coupled with his profound impact on societal well-being through “Mask Our Heroes,” reflects a legacy of innovation, compassion, and resilience.

Warren Macal is the Managing Director at Prosperity Investment Management (“PIM”) and the head of its PIM Motorsport Investment Division. He brings more than 15 years of extensive experience in wealth management and strategic financial planning to the Company. Specializing in the financial needs of high-net-worth individuals and professional athletes, particularly in the motorsports arena, his expertise will be invaluable as Lottery.com Inc. continues to expand its global reach and product offerings and develops its Sports.com brand.

Christopher Gooding has been a member of the Board of Directors since August of 2023. Mr. Gooding brings decades of service at respected law firms, predominantly within the heart of London’s financial district. His professional journey began as an Assistant Solicitor at Clifford Turner in London and Dubai, advancing to a 15-year tenure at Clyde & Co. A consummate legal strategist, he also served as a partner at LeBoeuf Lamb Greene & MacRae and Howard Kennedy. Notably, from 1999 to 2009, he held the position of Director at the Sovereign Trade Corporation. Adding to his diverse portfolio, Gooding subsequently held partner roles at Fasken Martineau and Nabarro LLC (now CMS). Since 2022, he has honed his expertise as a Consultant at Crowell and Morsing.

7

Paul S. Jordan is a motorsport commercial specialist with extensive international sponsorship, acquisitions and communication skills and experience. With an active career in motorsport that spans more than four decades, Mr. Jordan has held senior positions with the world’s top Formula One Teams and some of most recognizable motorsport brands.

Tamer T. Hassan is a former boxer and worked in football management before becoming a British actor with a slate of over 60 films. He is best known for his role as the leader of the Millwall firm, opposite Danny Dyer, in “The Football Factory” (2004), “Layer Cake (2004) opposite Daniel Craig, “Batman Begins” (2005), “The Business” (2005), and “Game of Thrones” (2016). Mr. Hasan has recently completed filming for “The Witcher” (Season 2) on Netflix with Henry Cavil. He also remains involved with creative content and participates in voice-over roles. Mr. Hassan’s entrepreneurial skills have led him to participate in large-scale projects in entertainment, sports & leisure, and hospitality. He has a passion for supporting emerging acting talent in Cyprus and is the founder of The Tamer Hassan Academy for Acting.

Marc Bircham is a seasoned executive, entrepreneur, and former international footballer with a dynamic career that spans professional sports, business development, and strategic leadership. Widely known as a Queens Park Rangers icon, Marc earned 21 caps for Canada and played over 300 games at the professional level. Beyond the pitch, he has built a respected reputation as a forward-thinking leader with deep commercial insight. As Director of Sports.com, Marc has spearheaded international growth, led complex acquisition projects, and forged high-value partnerships across the sports and entertainment industries. Bircham brings not only his global network and football expertise, but also a proven track record in entrepreneurial execution and board-level strategy. Mr. Bircham will be eligible to participate in the Company’s equity compensation plans commensurate with all other directors.

Robert Stubblefield has served as the chief financial officer of Demeta, Inc. since January 2022 and of Regnum Corp. since March 2020. Mr. Stubblefield was the chief financial officer of Wookey Project Corp. and Wookey Search Technologies Corporation from March 2020 to December 2021. Further, Mr. Stubblefield served as a contract chief financial officer of Sherpa Digital Media, Inc. from February 2019 to December 2021. Prior to this role, from October 2017 to December 2019, Mr. Stubblefield served as a consulting chief financial officer for various start-ups and growth companies in the San Francisco Bay Area and has experience in senior finance, accounting, and operations roles in public companies. He has held a CPA License from the state of California since the late 1980’s.

Gregory A. Potts has more than 25 years of strategic growth and marketing experience, including the successful implementation of growth strategies for consumer brands and their channel affiliates. Prior to being appointed as COO, he most recently served as Global Vice President of Affiliate Success at Lottery.com. He has served in leadership roles for several organizations ranging from SMEs to multi-billion corporations. His successful career covers a diverse set of industries including consumer and B2B technology; syndicated data; and not-for-profit development. He currently is a trustee of WinTogether.org and sits on the board of Medios Electrónicos Y De Comunicación, S.A.P.I. de CV and serves as President of the American Advertising Federation Lexington chapter.

Limitation of Liability and Indemnification of Directors and Executive Officers

Lottery.com has entered into indemnification agreements with each of our directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part. The indemnification agreements require Lottery.com to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

For more details regarding the related party transactions between the Company and its other executive officers and directors, see the sections entitled “Certain Relationships and Related Party Transactions.”

8

SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders of up 1,068,241 shares of Common Stock, including shares held directly, shares issuable upon the exercise of certain outstanding warrants, shares issuable upon the conversion of certain unsecured convertible notes. The 1,068,241 shares consist of: (a) 1,000,000 shares issuable pursuant to private placements conducted in 2024 and 2025 and (b) 68,241 shares of common stock issuable upon exercise of Warrants related to the Share Purchase Agreement.

The Selling Shareholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, as of November 10, 2025 (or such other date as such information was provided to us by the applicable Selling Shareholders), the name and address of the Selling Shareholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Shareholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Shareholders after the sale of the securities offered hereby.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Percent Owned After Offering	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering	Shares of Common Stock Beneficially Owned After Conversion of Promissory Note	Purchase Warrants Shares Being Registered	Purchase Warrants Shares Owned After Purchase
Generating Alpha, LLC(2)	5,030	0.001%		0.001%	0	68,241	0
United Capital Investments London Limited(3)	229,226	4.55%		24.39%	1,000,000	0	0
Total	234,256	4.551%		24.391%	1,000,000	68,241

(1)	Share counts current as of November 12, 2025

(2)	Represents share of common stock acquired by the Selling Shareholder under the terms of the Amended -Stock Purchase Agreement Between Lottery.com Inc. and Generating Alpha Ltd. dated as of June 16, 2025

(3)	Represents share of common stock acquired by the Selling Shareholder under the terms of the Amended and Restated Loan Agreement by and between Lottery.com Inc. and United Capital Investments London Limited Dated August 18, 2023.

9

PLAN OF DISTRIBUTION

We are offering the securities on a best-efforts basis directly from the Company or through placement agents we may later identify. Any such placement agents would not be purchasing or selling any securities under this prospectus, nor would they be required to arrange for the purchase or sale of any specific number or dollar amount of securities.

There is no minimum number of securities that must be sold as a condition to closing this offering; the actual number/amount of securities which will be sold in this offering is not presently determinable.

Currently, we plan to have our directors and executive officers sell the securities offered hereby on a best-efforts basis. Our directors and executive officers will receive no discounts or commissions. Our executive officers and directors will deliver this Prospectus to those persons who they believe might have interest in purchasing all or a part of this Offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. There can be no assurances that our Prospectus and this Offering will be available in any particular State. All Shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

● the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act of 1933 (the “Securities Act”), at the time of his participation; and

● the person is not at the time of their participation an associated person of a broker-dealer; and

● the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a) (4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker- dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

The Company in good faith determined the offering price for the Securities in this offering. The factors considered in determining the price included the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

In the event we engage any placement agents we would pay them an aggregate placement agent fee equal to 7% of the gross proceeds of the sale of securities in the offering. The estimated offering expenses payable by us, in addition to any placement agent fees, are approximately 1% of the gross offering amount raised (i.e. $25,000,000 raised, costs would approximate $250,000), which includes our legal and accounting costs and various other fees and costs associated with offering. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately 92% of the offering, assuming all securities offered are sold in this offering, the net proceeds to the Company would be $276,000,000.

We will pay all of the expenses incident to the registration, offering, and sale of the securities to the public other than commissions or discounts of underwriters, broker-dealers, or agents. This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

ERISA Considerations

Special considerations apply when contemplating the purchase of securities on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the offered securities on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no securities will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our securities outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the Offering Circular outside the United States.

Selling Shareholders

The Selling Shareholders, as used here includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

10

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Certain Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of Common Stock or interests therein, certain Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the offering by Selling Shareholders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

11

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or Shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or Shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the shares of Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

The Law Offices of Randall Lanham has opined upon the validity of our Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated balance sheet as of December 31, 2024 and 2023 and related consolidated statements of operations, shareholders’ equity, and cash flows are incorporated into this prospectus and in the registration statement by reference and have been incorporated in reliance on the reports of Boladale Lawal & Company, independent registered public accounting firm, included herein, given on the authority of said firm as experts in accounting and auditing.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from our website at http://investors.seggmediacorp.com. However, the information on our website does not constitute a part of, nor is it incorporated by reference in, this prospectus supplement and the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus and the accompanying prospectus.

We incorporate by reference the information contained in the documents listed below (other than information that is deemed not to be filed):

●	Annual Report on Form 10-K/A for the year ended December 31, 2024, filed with the SEC on April 22, 2025;

●	Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2025 filed with the SEC on October 15, 2025; and

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 19, 2025;

●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 20, 2025; and

●	Current Reports on Form 8-K filed with the SEC on September 5, 2025, September 30, 2025, and October 16, 2025.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information in such documents that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the accompanying prospectus and in our other SEC filings and such outdated or inconsistent information will no longer be regarded as part of this prospectus supplement and the accompanying prospectus.

Legal and Administrative Proceedings

The Company is from time to time a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of business. In addition, the Company is a party to several material legal proceedings, which are described below. The outcome of litigation is inherently uncertain. If one or more legal matters were resolved against the Company in a reporting period for amounts in excess of management’s expectations, the Company’s financial condition and operating results for that reporting period could be materially adversely affected.

12

J. Streicher

On July 29, 2022, the Company filed its original Verified Complaint for Breach of Contract and Specific Performance (the “Streicher Complaint”) against J. Streicher Financial, LLC (“Streicher”) in the Court of Chancery of the State of Delaware (the “Chancery Court”), styled AutoLotto, Inc. dba Lottery.com v. J. Streicher Financial, LLC (Case No. 2022-0661-MTZ). In the Streicher Complaint, the Company alleged that Streicher breached the contract entered into by the parties on March 9, 2022, and demanded that Streicher return $16,500,000 it owes to the Company. On September 26, 2022, the Chancery Court entered an order in favor of the Company, Granting with Modifications Company’s Motion for Partial Summary Judgment in the amount of $16,500,000 (the “Streicher Judgment”). On October 27, 2022, the Chancery Court further awarded the Company $397,037 in attorney’s fees (the “Fee Order”). On November 15, 2022, the Company initiated efforts against Streicher to seek collections on the Judgment. On December 8, 2022, the Company’s prior attorney Skadden, Arps, Slate, Meagher & Flom, LLP (“Skadden”) filed its Combined Motion to Withdraw as Counsel and For a Charging Lien in amount of $3,024,201 for legal fees unpaid by Company (“Skadden’s Motion”). On December 30, 2022, the Company filed its response to Skadden’s Motion, alleging that the Chancery Court should deny Skadden’s Motion for a Charging Lien as a matter of law or, in the alternative, limit the charging lien to the amount of the attorneys’ fees awarded by the Fee Order. As of the date of this Report, the Chancery Court has not set Skadden’s Motion for an oral hearing, nor has it entered an order on the motion. On January 20, 2023, faced with post-judgment discovery and depositions, Streicher remitted a partial payment towards the Judgment in the amount of $75,000. On February 13, 2023, Streicher made another payment towards the Judgment in the amount of $50,000 and had agreed to make another payment in the amount of $75,000 on February 28, 2023, which it failed to make. The Company intends to fully collect on the Judgment and shall pursue all legal and equitable means to enforce the Judgment against Streicher until the Judgment is fully satisfied.

Preston Million Class Action

On August 19, 2022, Preston Million filed a Class Action Complaint (the “Class Action Complaint”) against the Company and certain former officers and directors of the Company in the United States District Court for Southern District of New York (the “SDNY”), styled Preston Million, Individually and on Behalf of All Others Similarly Situated vs. Lottery.com, Inc. f/k/a Trident Acquisitions Corp., Anthony DiMatteo, Matthew Clemenson and Ryan Dickinson (Case No. 1:22-cv-07111-JLR). The Class Action Complaint alleged violations by all defendants of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) 15 U.S.C. §§ 78j(b), 78t(a), as amended by the Private Securities Litigation Reform Act of 1995 (“PSLRA”), U.S.C. § 78u-4 et seq. (collectively “Federal Securities Laws”). On November 18, 2022, the SNDY ordered the appointment of RTD Bros, LLC, Todd Benn, Tom Benn and Tomasz Rzedian (collectively “Lottery Investor Group”) as lead plaintiff and Glancy Prongay & Murray, LLP as lead counsel for plaintiffs and for the class in the case. On December 5, 2022, the Court stipulated a Scheduling Order in the case. On January 12, 2023, the Company’s legal counsel timely filed its Notice of Appearance. On January 31, 2022, plaintiffs filed their Amended Complaint adding Kathryn Lever, Marat Rosenberg, Vadim Komissarov, Thomas Gallagher, Gennadii Butkevych, Ilya Ponomarev as additional defendants in the case. The Amended Complaint alleges, among other things, that defendants made materially false and misleading statements in violation of Section 10(b),14(a) and 20(a) of the Exchange Act and plaintiffs seek compensatory damages, reasonable costs and expenses including counsel fees and expert fees. Pursuant to the Scheduling Order, the Company filed its motion to dismiss the Amended Complaint on April 3, 2023, under the newly consolidated caption and its proposed order to dismiss the matter. Plaintiffs were expected to file their opposition to the motion to dismiss no later than May 18, 2023, which would trigger the Company’s deadline to file its reply brief in support of their motion to dismiss no later than June 20, 2023. On February 6, 2024, the SDNY granted the Company’s Motion to Dismiss. On June 12, 2024, plaintiffs amended their complaint (the “Third Amended Complaint”). On July 12, 2024, the Company filed its motion to dismiss the Third Amended Complaint (the “MTD Third Amended Complaint”). On August 8, 2024, the plaintiffs filed their response in opposition to the MTD Third Amended Complaint. The Company filed its reply on August 22, 2024, to plaintiffs’ response in opposition to the MTD Third Amended Complaint. On February 25, 2025, the Court granted in part and denied in part the MTD Third Amended Complaint (the “Order). As set forth in the Order, the Class Plaintiffs’ Section 10(b) claim shall proceed against Defendant Dickinson and the Company based on post−merger representations regarding Lottery’s financial performance and financial reporting. Class Plaintiffs’ and Hoffman’s Section 20(a) claim premised on Section 10(b) shall likewise proceed against Defendant Dickinson. Class Plaintiffs’ Section 14(a) claim shall proceed against the Company and Defendants DiMatteo, Clemenson and Dickinson with respect to certain legal and regulatory compliance statements in the Proxy. The remainder of Plaintiffs claims were dismissed, including all claims against Komissarov. The Court also ordered that Plaintiffs shall have leave to amend within twenty−one (21) days of this opinion and order. On March 13, 2025, the Court granted Plaintiff Hoffman’s motion for leave for additional time to amend his complaint. Accordingly, Hoffman’s’ Third Amended Complaint shall be due April 24, 2025. Defendants’ motions to dismiss shall be due June 30, 2025; Plaintiff Hoffman’s opposition brief will be due August 14, 2025; and Defendants’ reply briefs shall be due September 17, 2025. On or about September 5, 2025, the Government filed a motion to intervene and requested the court to stay the action in its entirety. On or about September 5, 2025, the Court granted the Government’s motion to intervene and its motion to stay the case.

13

TinBu Complaint

On March 13, 2023, John Brier, Bin Tu and JBBT, LLC (collectively, the “TinBu Plaintiffs”) filed its original complaint against Lottery.com, Inc. f/k/a AutoLotto, Inc. and its wholly owned subsidiary TinBu, LLC (“TinBu”) in the Circuit Court of the 13th Judicial District in and for Hillsborough County, Florida (the “TinBu Complaint”). The Complaint alleges breach of contract(s) and misrepresentation with alleged damages in excess of $4.6 million. The parties agreed to extend the Company’s and its subsidiary’s deadline to respond until May 1, 2023. On May 2, 2023, the Company and its subsidiary retained local counsel who filed a Notice of Appearance on behalf of the Company and TinBu and filed a Motion for Enlargement requesting the Court to extend its deadline to file its initial response to the Complaint by an additional 30 days (the “Motion for Enlargement”). As of the date of this Amended Report, the Motion for Enlargement has not been set for a hearing. On May 5, 2023, Plaintiffs filed their Motion for Court Default (“Plaintiffs’ Motion for Default”), despite Company’s Motion for Enlargement. As of the date of this Amended Report, the Motion for Enlargement has not been set for a hearing. The Company intends to oppose Plaintiffs’ Motion for Default. On May 9, 2023, Plaintiffs served Plaintiffs’ First Request for Admissions (the “RFA”) to the Company. On October 13, 2023, the Court granted the Defendants’ Motion to Stay Litigation and Discovery pending a ruling on its Motion to Compel Arbitration. On November 16, 2023, the Court granted Defendants’ Motion to Compel Arbitration in Texas. The parties await a signed written order from the Court to that effect. The TinBu Plaintiffs have appealed the Court’s Order to Compel Arbitration in Texas.

On July 19, 2024, the Company received notice that the Tinbu Plaintiff’s requested a voluntary dismissal of their claims. The Tinbu Complaints have been voluntarily dismissed without prejudice by the District Court of Appeal of the State of Florida Second District and the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, indicating that no further action will be pursued by the plaintiffs in Florida State Court at this time. The District Court of Appeals also denied the Tinbu Plaintiff’s motion for attorney’s fees and costs.

Global Gaming Data

On November 14, 2023, the Company and its wholly owned subsidiary TinBu, LLC (“TinBu”) (collectively, “Plaintiffs”) filed a separate lawsuit in the United States District Court for the Middle District of Florida (“MDF”) against John J. Brier, Jr. (“Brier”), Bin Tu (“Tu”), and Global Gaming Data, LLC (“GGD”) (collectively, “Defendants”), which was subsequently amended on November 21, 2023, for damages and injunctive relief arising out of Defendants’ various violations of the Federal Defend Trade Secrets Act (“DTSA”), the Florida Uniform Trade Secrets Act (“FUTSA”) and the Florida Deceptive and Unfair Trade Practices Act (“FDUTPA”), and for breaches of contract and breaches of various fiduciary duties, including the duty of loyalty, in a case styled Lottery.com, Inc. f/k/a AutoLotto, Inc. and TinBu, LLC v. John J. Brier, Jr., Bin Tu, & Global Gaming Data, LLC (Case No.: 8:23-cv-2594-KKM-TGW).

In response, Defendants asserted counterclaims against Plaintiffs, essentially filing exactly the same claims they previously alleged in the Hillsborough County Circuit Court Action that had been compelled to arbitration, and they also joined JBBT to the lawsuit. The Company sought dismissal of the counterclaims, as well as a Temporary Restraining Order. The request for temporary injunctive relief was denied by the MDF in February 2024, and on June 11, 2024, the MDF also denied Plaintiffs’ motion to dismiss, allowing the litigation to move forward. On June 25, 2024, Plaintiffs filed their answer and affirmative defenses to Defendants’ counterclaims. On December 5, 2024, the parties participated in a court-ordered mediation; however, no resolution was reached.

On February 25, 2025, Plaintiffs’ claims were dismissed without prejudice for failure to prosecute, and Defendants immediately moved for default judgment on their counterclaims. On March 14, 2025, the Court entered an order denying without prejudice Defendants’ Motion for various deficiencies in the filing. On March 18, 2025, Defendants filed an Amended Motion for Default Judgment on their Counterclaims, followed by additional support for their purported damages on April 25, 2025. The Company engaged new counsel, who made an appearance on June 5, 2025, and thereafter sought and obtained additional time to respond to Defendants’ filings. On August 6, 2025, Plaintiffs filed a Motion to Dismiss for Lack of Subject Matter Jurisdiction, or in the Alternative, Motion to Set Aside Default and Compel Arbitration, which was renewed on August 14, 2025. At the same time, Plaintiffs also submitted opposition briefing and supporting evidence to contradict Defendants’ filings relating to damages evidence. Defendants’ reply to Plaintiffs filings is due to be filed on August 29, 2025. In the interim, the MDF has stayed all deadlines in the case management order and has cancelled any pretrial proceedings, pending resolution on the parties’ motions.

14

Woodford Eurasia Assets, Limited

Woodford Eurasia Assets, Limited filed a complaint in the High Court of Justice in London chancery Division. October 16, 2023, The High Court of Justice in London Chancery Division (“the Court”) dismissed an application for injunctive relief initiated by Woodford against the Company. (Case: FL-2023-000023. Woodford Eurasia Assets Limited v Lottery.com Inc.) The Court characterized Woodford’s application as “fundamentally misconceived” and ordered Woodford to pay the Company’s legal costs. Woodford subsequently, on the Judges’ recommendation, withdrew the proceedings.

Woodford filed an additional action in the United States District Court for the District of Delaware on November 16, 2023, in Case No. 23-1317-GBW seeking a temporary restraining order, preliminary injunction and expedited discovery against Lottery.com and its directors. The Court entered an order the next day denying the relief sought by Woodford. On February 14, 2024, Woodford filed a Notice of Voluntary Dismissal Without Prejudice, which stated that Woodford provides notice of dismissal of all claims without prejudice against Defendants Lotttery.com and its directors.

With the dismissal of this lawsuit by Woodford, no further action is required by Lottery.com or its directors at this time. The Company is determining its next course of action in resolving any further matters regarding Woodford.

The validity and application of the Woodford Loan Agreement Amendment is disputed by the Company.

Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and others.

McTurk

On June 10, 2024, the Company and Matthew McGahan (“McGahan”) (Company and McGahan collectively, “Defendants”) filed their Notice of Removal and No Answer Motion to Dismiss a state court complaint filed by Sharon A. McTurk (“McTurk”), Rutherford Enterprises, LLC (“Rutherford”), SJB Solutions, LLC (“SJB”) and Astra Supply Chain, LLC (“Astra”) McTurk, Rutherford, SJB and Astra (collectively, “Plaintiffs” or “Appellant”)) alleging fraudulent and negligent misrepresentation, aiding and abetting, and conspiracy by Defendants. On July 2, 2024, McGahan filed his Motion to Dismiss for Lack of Personal Jurisdiction and Defendants filed their Motion to Dismiss for Failure to State a Claim and Supporting Memorandum of Law (“Motions to Dismiss”). On July 19, 2024, Plaintiffs filed their response to the Motions to Dismiss. Defendants filed their reply on August 29, 2024, to Plaintiffs response to Defendants’ Motions to Dismiss. On February 25, 2025, the Court entered an Order granting Defendants’ Motion to Dismiss for Failure to State a Claim (the “Order”). Accordingly, Plaintiffs’ complaint was dismissed with prejudice. All pending deadlines and hearings were terminated, and any other pending motions were denied as moot. Plaintiffs filed a notice of appeal as to the Order and subsequently filed Appellants’ Brief. On June 16, Appellee’s filed their Answer Brief with the 11th Circuit and on filed and served the Supplemental Appendix to Appellees’ Answer Brief.

15

Honey Tree Trading

On September 4, 2024, Honey Tree Trading, LLC (“Honey Tree” or “Plaintiff”) filed a verified original complaint (the “Complaint”) against Lottery.com (“Lottery.com” or the “Company”) and directors Matthew Howard McGahan (“McGahan”), Christopher Gooding (“Gooding”), Paul Jordan (“Jordan”), Tamer Hassan (“Hassan”) and Warren Macal (“Macal” together with McGahan, Gooding, Jordan and Hassan, the “Individual Defendants” and, collectively Lottery.com, the “Defendants”) in Delaware Chancery Court alleging, amongst other things, breach of contract by the Company with respect to certain notes and warrants and breach of fiduciary duties by the Individual Defendants. (CA. No. 2024-0921-NAC: styled Honey Tree Trading, LLC v. Lottery.com Inc., et al.). On October 10 ,2024, Honey Tree amended its Complaint by filing an amended verified complaint (the “Amended Complaint”) and a motion to expedite proceedings (the “Motion”). On November 6, 2024, at a hearing on Plaintiff’s Motion (the “Hearing”) and on the issue of breach of fiduciary duties against the Individual Defendants, Honey Tree’s counsel informed the Court that, “[t]here is no question that Honey Tree is presently a shareholder and was a shareholder at the time it presented its pleading.” On November 12, 2024, Plaintiff’s counsel informed the Court that “Honey Tree did own shares prior to the filing of the Amended Complaint but sold them prior to that filing; and (ii) Honey Tree did not subsequently purchase shares of Lottery.com until November 7, 2024, the day after the [H]earing,” (Plaintiff’s Admission”). Following Plaintiff’s Admission on November 13, 2024, Plaintiff dismissed without prejudice its claims against Hassan and Macal (the “Dismissal”). The Court ordered the Dismissal on November 15, 2024. On December 13, 2024, Plaintiff filed amended its Amended Complaint by filing a second amended verified complaint (the “Second Amended Complaint”) and a renewed motion to expedite proceedings (the “Second Motion to Expedite”) against the Company and remaining Individual Defendants. In accordance with a briefing stipulation entered by the Court on December 11, 2023, defendants shall answer the Second Amended Complaint and file its opposition to the Second Motion to Expedite by January 13, 2025. On January 13, 2025, the Company and Individual Defendants timely filed their Answer to the Second Amended Complaint, an Opposition to Motion to Expedite and a Partial Motion to Dismiss. On March 6, 2025, Plaintiff notified the Court that it withdraws its Motion to Expedite. On April 25, 2025, Plaintiff filed its Motion to Dismiss Count IV of the Second Amended Complaint as Moot. The motion was granted and Count IV of the Second Amended Complaint was dismissed by the Court.

Manna World Ministries

On September 8, 2023, Manna World Ministries and Summit Church (collectively, the “Plaintiffs”) filed a civil lawsuit in the San Diego Superior Court, North County Division, under case number 37-2023-00039279-CU-CO-NC. The action was brought against Ryan Dickinson, Matthew Clemenson, Lawrence Dimatteo, Incircl, Inc., Paul King, LAD Holdings Group, LLC, MC Holdings Group, LLC, RD Holdings, LLC, and Jeff Sparrow (collectively, the “Defendants”). The Plaintiffs allege that the Defendants defaulted on a personal loan totaling $2,700,000, which was purportedly secured by their personal shares of stock in Lottery.com Inc. (the “Company”). On April 4, 2024, the Plaintiffs filed an amended complaint naming the Company as an additional defendant. The Company subsequently filed an answer and asserted affirmative defenses on December 6, 2024, denying all allegations of wrongdoing. The Company has stated its intent to vigorously contest the claims and to pursue all legal remedies available.

PR Fire Limited

On April 22, 2024, the Company, by and through its outside legal counsel, issued a cease and desist notice to PR Fire Limited, a U.K. based firm and Mr. Samuel Allcock, its CEO, for unlawful attempts to manipulate the public markets by disseminating false and misleading statements about the Company, its current officers and directors in certain articles caused to be published by PR Fire Limited. The Company’s outside legal counsel reported the matter to the proper authorities.

On April 24, 2024, the Company, by and through its outside legal counsel, issued a cease-and-desist notice to certain individuals and entities in participation with a common scheme and acting in concert to financial harm to the Company by privately and publicly disseminating false and misleading statements about the Company, its current officers and directors. The Company’s outside legal counsel reported the matter to the proper authorities.

16

Dawn Nettles

On February 14, 2025, Dawn Nettles, et. al (“Nettles” or “Plaintiff”) filed a verified original class action (the “Complaint”) against Lottery.com (“Lottery.com” or the “Company”), Rook TX LP, Gary N. Grief, IGT Solutions Corporation (“IGT”) (collectively the “Defendants”) in the District Court of Harris County, 333rd Judicial District (the “Court”) alleging that the Defendants engaged in systematic fraud, misappropriated lottery funds, illegally sold tickets across state lines, and manipulated the outcome of lottery games, including, but not limited to the April 22, 2023 Lotto Texas drawing. On March 25, 2025, the judge issued a ruling that the claims against IGT be dismissed without prejudice. Nettles filed a notice on May 30, 2025, that she is “taking a Nonsuit Without Prejudice Against All Parties Effective Immediately.” The Notice, under Texas Rule of Civil Procedure 162, terminated the case effective immediately.

Jerry R. Reed

On April 8, 2025, Jerry R. Reed (“Reed” or the “Plaintiff”) commenced an action against AL Tx Management, LLC; AutoLotto, Inc.; Matthew Clemensen; Colossus Bets Limited; Ryan Dickinson; Lawrence Anthony Dimatteo III; Lottery Now Inc.; Lottery.com, Inc. (“Lottery.com” or the “Company”); Bernard Marantelli; Qawi and Quddus, Inc.; Zeljeko Ranogajec; Rook GP, LLC; Rook TX LP; and White Swan Data Limited (collectively, the “Defendants”). The action was filed under Case No. 25-BC03A-0007, styled Jerry B. Reed v. Rook TX LP, Rook GP LLC, Colossus Bets Limited, Lottery.com, Inc., AutoLotto, Inc., Lottery Now, Inc., ALTX Management, LLC, Qawi and Quddus, Inc. d/b/a Luck Zone, Lawrence Anthony “Tony” Dimatteo III, Matthew Clemensen, Ryan Dickinson, Zeljeko Ranogajec a/k/a John Wilson, White Swan Data Limited, and Bernard Marantelli, in the Business Court of Texas, Third Division.

The matter was subsequently removed to the 353rd Judicial District Court of Travis County, Texas and assigned Case No. D-1-GN-25-002446. Plaintiff seeks to recover funds that he contends were wrongfully excluded from the Lotto Texas jackpot he purportedly won on May 17, 2023.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.lottery.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

17

LOTTERY.COM INC.

Primary Offering of

$300,000,000 of Company Securities

Selling Shareholder Offering

110,000,000 Shares of Company common stock registered on behalf of Selling

Shareholders either directly or upon exercise of warrants or conversion of convertible promissory notes